Exhibit 7.5

EX-7.5: Trust Agreement

EXECUTION VERSION

TRUST AGREEMENT

TRUST AGREEMENT (this “Trust Agreement”), dated as of February 21, 2008, among Borse Dubai Limited, a company registered in the Dubai International Financial Centre in Dubai with company number CL0447 (together with its successors and permitted assigns, “Borse Dubai”), Wells Fargo Delaware Trust Company (the “Trustee”) and The Nasdaq Stock Market, Inc., a Delaware corporation (together with its successors, “Nasdaq”).  Borse Dubai, Nasdaq and the Trustee are sometimes referred to herein as a “Party” and collectively as the “Parties”.

WHEREAS, Borse Dubai, Nasdaq and BD Stockholm AB, a corporation organized under the laws of Sweden, are parties to that certain OMX Transaction Agreement, dated as of November 15, 2007 (the “OMX Transaction Agreement”);

WHEREAS, pursuant to the OMX Transaction Agreement, Nasdaq shall issue 60,561,515 shares of common stock, par value $0.01 (the “Nasdaq Shares”), in partial payment for the acquisition of shares of OMX AB (publ) by Nasdaq from Borse Dubai and its subsidiaries; and

WHEREAS, the terms of the OMX Transaction Agreement require Nasdaq to issue that portion of the Nasdaq Shares representing 19.99% of the issued and outstanding common stock of Nasdaq on a fully-diluted basis to Borse Dubai or its designees, with the remaining portion of the Nasdaq Shares (along with shares acquired pursuant to Sections 2(b), 2(c) and 2(e), the “Trust Shares”) to be issued to the Trust and deposited by Borse Dubai, Nasdaq, or their respective designees with the Trustee in the Trust (as defined below) for the ratable benefit of all Certificateholders (as defined below) based on their respective Percentage Interests (as defined below).

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, the parties hereto agree as follows:

1.             Organization.

(a)           Name.  The trust created hereby shall be known as Borse Dubai Nasdaq Share Trust (the “Trust”) in which name the Trustee may engage in the transactions contemplated hereby, make and execute contracts, and sue and be sued.

(b)           Office.  The office of the Trust shall be in care of the Trustee, addressed to Wells Fargo Delaware Trust Company, 919 North Market Street, Suite 1600, Wilmington, Delaware 19801, or at such other address as the Trustee may designate by Notice to the Parties.

(c)           Purposes and Powers.  The purposes of the Trust shall be, to acquire, hold, pledge and transfer or otherwise dispose of the Trust Shares and any other assets of the Trust, issue a certificate or certificates representing beneficial ownership of the Trust in substantially the form attached hereto as Exhibit B (each a “Certificate”), enter into the Pledge Agreement (as defined below) and the Registration Rights Agreement (as defined in the OMX Transaction Agreement) and any other document ancillary to this Trust

Agreement, the Pledge Agreement or the Registration Rights Agreement and engage in any lawful activity for which a statutory trust may be organized under Chapter 38 of Title 12 of the Delaware Code (the “Statutory Trust Act”).

(d)           Declaration of Trust.           It is the intention of the Parties hereto that the Trust constitute a statutory trust under the Statutory Trust Act and that this Trust Agreement constitute the governing instrument of the Trust.  Pursuant to Section 3810 of the Statutory Trust Act, the Trustee is hereby authorized and directed to execute and file a certificate of trust in the form of Exhibit A attached hereto with the Delaware Secretary of State on the date hereof in order to form the Trust.

(e)           Delaware Trustee.  The address of the Trustee in Delaware is Wells Fargo Delaware Trust Company, 919 North Market Street, Suite 1600, Wilmington, Delaware 19801.  The Trustee is appointed to serve as the trustee of the Trust in Delaware for the purpose of satisfying the requirements of Section 3807 of the Statutory Trust Act that the Trust have at least one trustee with a principal place of business in Delaware.  The Trustee accepts the Trust hereby created and agrees to perform its duties hereunder with respect to the Trust but only upon the terms of this Trust Agreement.

(f)            Situs of Trust.  The Trust will be located and administered in the State of Delaware.  All bank accounts maintained by the Trustee on behalf of the Trust shall be located in the State of Delaware.  The Trust shall not have any employees in any state other than in the State of Delaware.  Payments will be received by the Trust only in the State of Delaware and payments will be made by the Trust only from the State of Delaware.  The Trust’s only office is and will be at the office of the Trustee as set forth herein.

(g)           Beneficial Interests.  Upon the formation of the Trust, Borse Dubai shall be the sole beneficial owner of the Trust, and the Trust shall issue a Certificate in substantially the form attached hereto as Exhibit B evidencing such beneficial ownership interest.  The Certificate shall be executed on behalf of the Trust by manual or facsimile signature of the Trustee.  The Certificate bearing the manual or facsimile signatures of individuals who were, at the time when such signatures shall have been affixed, authorized to sign on behalf of the Trust, shall, when duly authenticated, be validly issued and entitled to the benefits of this Trust Agreement, notwithstanding that such individuals or any of them shall have ceased to be so authorized prior to the authentication and delivery of the Certificate or did not hold such offices at the date of authentication and delivery of the Certificate.  The Certificate shall not entitle its holder (the “Certificateholder”) to any benefit under this Trust Agreement, or be valid for any purpose, unless there shall appear on the Certificate a certificate of authentication substantially in the form set forth in Exhibit B, executed by the Trustee or the Trustee’s authentication agent, by manual signature; such authentication shall constitute conclusive evidence that the Certificate shall have been duly authenticated and delivered hereunder.  The Certificate shall be dated the date of its authentication.  To the fullest extent permitted by applicable law, the Certificate (or any interest therein) may not be sold, transferred, assigned, participated, pledged or otherwise disposed of except as provided in Sections 4 and 19 hereof; provided, however, if (a) the mutilated Certificate shall be surrendered to the Trustee, or if the Trustee shall receive evidence to its satisfaction of the destruction, loss or theft of the Certificate and (b) there shall be delivered to the Trustee such security or indemnity as may be required by it to save it harmless, then the Trustee on behalf of the Trust shall execute and the Trustee, or the Trustee’s authenticating agent, shall authenticate and deliver, in exchange for or in lieu of the mutilated, destroyed, lost or stolen Certificate, a new Certificate.  In connection with the issuance of any new Certificate hereunder the Trustee may require the payment of a sum sufficient to cover any expense, tax or other governmental charge that may be imposed in connection therewith.  Any duplicate Certificate issued pursuant to this Section shall constitute conclusive evidence of the ownership interest in the Trust, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.  The Trust elects to treat the beneficial interests of the Trust as “securities” for purposes of Article 8-102(a)(15) of the Uniform Commercial Code in effect in the State of Delaware (the “DUCC”), and each certificate of beneficial interest shall be treated as a “security” for purposes of Article 8-102(a)(15) of the DUCC.

2.             Agreements and Covenants of the Trustee Generally.

(a)           The Trustee shall, on behalf of the Trust, receive and hold, until the date upon which the Trust contains no Trust Shares (the “Termination Date”), the Trust Shares in trust for the ratable benefit of all Certificateholders in accordance with the terms of this Trust Agreement, based on their respective Percentage Interests.

(b)           The Trustee shall, on behalf of the Trust, subject to the terms of this Trust Agreement, receive and hold any additional shares of Nadsaq that are delivered by Borse Dubai to the Trust from time to time, provided, however, that the Trustee shall only receive and hold any such shares delivered pursuant to this Section 2(b) that are accompanied by a notice from Borse Dubai that such shares are being delivered to the Trust pursuant to Section 2.1(a)(iv) of the Nasdaq Stockholders’ Agreement, to be entered into between Nasdaq and Borse Dubai (the “Nasdaq Stockholders’ Agreement”), in substantially the form attached hereto as Exhibit E, and upon receipt of any such additional shares by the Trust, these additional shares shall be considered Trust Shares for all intents and purposes.

(c)           The Trustee shall, on behalf of the Trust, subject to the terms of this Trust Agreement:  (i) receive and hold all dividends and other distributions paid in the form of additional shares of Nasdaq that are declared and paid on the Trust Shares, which shall thereafter be included as Trust Shares and (ii) pay to all Certificateholders (or such other party as directed in writing by each Certificateholder), pro rata based on each Certificateholder’s percentage of the beneficial ownership interests in the Trust, as set forth in each Certificateholder’s respective certificate (as to each Certificateholder, its “Percentage Interest”), any and all other dividends and distributions declared and paid by Nasdaq on the Trust Shares promptly upon receipt thereof.

(d)           If at any time the Trust Shares are deemed to have the right to vote on any matter submitted to the stockholders of Nasdaq, or any action by written consent requested to be taken by the stockholders of Nasdaq, Borse Dubai, so long as it is the sole

Certificateholder, or if Borse Dubai is no longer the sole Certificatholder, then all Certificateholders, shall instruct the Trustee to execute a proxy with respect to the Trust Shares in favor of the Corporate Secretary or other designee of Nasdaq to vote or act by written consent, and the Trustee shall, on behalf of the Trust, execute such proxy.

(e)           In the event that any securities of Nasdaq are offered for subscription to Nasdaq stockholders, the Trustee shall, on behalf of the Trust, promptly upon receipt of notice of such offer, mail a copy thereof to all Certificateholders.  Upon receipt by the Trustee, at least five (5) days prior to the last date fixed by Nasdaq for subscription, of a unanimous request from all Certificateholders to subscribe on their behalf, accompanied by the sum of money required to be paid for such offered securities, the Trustee shall, on behalf of the Trust, make such subscription and payment; provided, however, that for the avoidance of doubt any such securities subscribed to by the Trust shall be held by the Trust in accordance with the terms of this Trust Agreement.

3.             Agreements and Covenants of the Trustee Related to the Sale or Transfer of the Trust Shares.  The Trustee hereby agrees and covenants that:

(a)           Upon receiving a notice executed by Borse Dubai at any time when it is the sole Certificateholder, which notice is certified by Nasdaq, that Borse Dubai’s holding of shares in Nasdaq is less than 19.99% of the outstanding common stock of Nasdaq (on a fully-diluted basis) calculated in accordance with the methodology set forth on Schedule A of the Nasdaq Stockholders’ Agreement (the “19.99% Threshold”), at the request of Borse Dubai as sole Certificateholder in such notice, the Trustee shall, on behalf of the Trust, transfer the number of Trust Shares set forth in such notice to Borse Dubai as sole Certificateholder (which shall in no event exceed the number of Trust Shares then held in the Trust).

(b)           The Trustee shall, on behalf of the Trust, sell the Trust Shares only in such number and in the manner and on such other terms (including price) as shall be directed unanimously in writing by all Certificateholders (including pursuant to the exercise of the rights granted to the Trust pursuant to the Registration Rights Agreement), which written direction shall certify that the conditions to sale set forth in Section 2.1(b)(i) of the Nasdaq Stockholders’ Agreement, do not prohibit the sale of such Trust Shares, and the Trustee may conclusively rely on such written direction to such effect.  Upon receipt of the unanimous written direction set forth in the preceding sentence, the Trustee shall, on behalf of the Trust, sell the Trust Shares as set forth in such direction.

(c)           Notwithstanding (a) and (b) hereof, Borse Dubai shall have the right (the “Borse Dubai Transfer Rights”) to direct the Trustee to sell on behalf of the Trust, and the Trustee shall sell, the Trust Shares in the manner and on such other terms (including price) as shall be directed in writing by Borse Dubai (whether or not it then owns any beneficial ownership interest in the Trust and irrespective of its percentage ownership of beneficial ownership interests in the Trust, if any, at such time), which written direction shall certify that the conditions to sale set forth in Section 2.3(c) of the Nasdaq Stockholders’ Agreement do not prohibit the sale of such Trust Shares and do require

Borse Dubai to use its reasonable best efforts to cause the Trustee to sell such Trust Shares, and the Trustee may conclusively rely on such written direction to such effect.

(d)           Any certification in writing by the Certificateholders pursuant to Section 3(b), or by Borse Dubai pursuant to Section 3(c), shall accurately state that such sale, transfer or other disposition of Trust Shares contemplated by and directed by such direction and certification complies with the restrictions set forth in Section 2.1(b)(i) or 2.3(c) of the Nasdaq Stockholders’ Agreement, as applicable.

(e)           On any occasion when the Trustee receives on behalf of the Trust sale proceeds in respect of the sale of any Trust Shares, as soon as reasonably practicable thereafter, the Trustee shall, on behalf of the Trust, pay such sale proceeds to all Certificateholders holding a Certificate at the time of such sale (or such other party as directed in writing by each Certificateholder), pro rata based on each Certificateholders’ Percentage Interest.

(f)            In the event of any conflicting instructions given by Borse Dubai or the Certificateholders in respect of the disposition of the Trust Shares in accordance with Sections 3(b) and 3(c) above, the Trustee shall comply with the instructions of the Certificateholders, even if objected to by Borse Dubai, provided, however, that the Trustee shall comply with the instructions of Borse Dubai if (i) the per share price obtainable from a disposition of the Trust Shares pursuant to the instructions of the Certificateholders does not equal or exceed the per share price obtainable from a disposition of the Trust Shares pursuant to the instructions of Borse Dubai, unless, in the case of this clause (i) the instructions given by the Certificateholders state that such disposition is part of a block disposition being effected at a discount to market which is commercially reasonable in the circumstances, provided, however, that the sole remedy of the Trust, the Trustee and/or Borse Dubai following the sale of such Trust Shares due to any statement given in such instructions being incorrect shall be to pursue an action under Article 9-615(f) of the Uniform Commercial Code in effect in the State of New York for an adjustment to the calculation of any deficiency being claimed in connection with the obligations due and owing under the Facilities Agreement (as defined in the Pledge Agreement) following the sale of such Trust Shares, or (ii) notice is delivered to the Trustee from Borse Dubai stating that the instructions of the Certifcateholders would result in the prevention or delay of any sale of the Trust Shares to be sold pursuant to the Borse Dubai Transfer Rights.

(g)           At the unanimous request of all Certificateholders, the Trustee shall, on behalf of the Trust, execute and deliver that certain Pledge Agreement (the “Pledge Agreement”), to be entered into between the Trust and HSBC Bank plc (“HSBC”), as security trustee, in substantially the form attached as Exhibit F hereto and any other pledge agreement or related document.

(h)           At the unanimous request of all Certificateholders, the Trustee shall, on behalf of the Trust, execute and deliver the Registration Rights Agreement (as defined in the OMX Transaction Agreement), in substantially the form attached as Exhibit G hereto and any other registration rights agreement or related document.

(i)            At the unanimous request of all Certificateholders, the Trustee shall, on behalf of the Trust, execute and deliver the Irrevocable Stock Power (the “Irrevocable Stock Power”), in substantially the form attached as Exhibit H hereto.

4.             Registration of and Limitations on Transfer and Exchange of Certificates.

(a)           A certificate registrar (the “Certificate Registrar”) shall keep or cause to be kept a certificate register in which, subject to such reasonable regulations as it may prescribe, the Certificate Registrar shall provide for the registration of the Certificates and transfers and exchanges of the Certificates as herein provided (the “Certificate Register”). The Trustee shall be the initial Certificate Registrar.  If the Certificate Registrar resigns or is removed, the Certificateholders holding Certificates representing in the aggregate at least a majority of the Percentage Interests in the Trust (the “Majority Certificateholders”) shall appoint a successor Certificate Registrar.

(b)           Subject to satisfaction of the conditions set forth in this Section 4 and Section 19 below, upon surrender for registration of transfer of any Certificate at the office or agency maintained pursuant to this Section, the Trustee shall execute, authenticate and deliver (or shall cause the Certificate Registrar as its authenticating agent to authenticate and deliver) in the name of the designated transferee or transferees (each, a “Transferee”), one or more new Certificates of a like aggregate amount, dated the date of authentication by the Trustee or any authenticating agent. At the option of any Certificateholder, Certificates may be exchanged for other Certificates of authorized denominations of a like aggregate amount upon surrender of the Certificates to be exchanged at the office or agency maintained pursuant to this Section.

(c)           Each Certificate presented or surrendered for registration of transfer or exchange by a Certificateholder desiring such transfer or exchange (a “Transferring Certificateholder”) shall be accompanied by a written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Transferring Certificateholder or such Transferring Certificateholder’s attorney duly authorized in writing.  Each Certificate surrendered for registration of transfer or exchange shall be cancelled and subsequently disposed of by the Certificate Registrar in accordance with its customary practice.

(d)           No service charge shall be made for any registration of transfer or exchange of a Certificate, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any expense, tax or governmental charge that may be imposed in connection with any transfer or exchange of a Certificate.

(e)           No transfer, sale, pledge or other disposition of a Certificate, or of any of the right, title or interest of Borse Dubai or any other Certificateholder under this Trust Agreement, shall be made unless such transfer, sale, pledge or other disposition is exempt from the registration requirements of the United States Securities Act of 1933, as amended (the “Securities Act”) and any applicable state securities laws and is made in accordance with provisions of any applicable laws, rules or regulations of any domestic (including federal, state or local) or foreign (i) court, tribunal or arbitrator, (ii)

government or administrative, regulatory or other governmental department, agency, official, commission (including, without limitation, the Committee on Foreign Investment in the United States and the United States Securities and Exchange Commission), authority or instrumentality, and (iii) self regulatory authority, including the Financial Industry Regulatory Authority, and any United States or non-United States securities exchange, commodities exchange, registered securities association, the Municipal Securities Rulemaking Board, National Futures Association, any other board or body, whether United States or non-United States, that regulates brokers, dealers, commodity pool operators, commodity trading advisors or future commission merchants, governing or relating to the ownership, voting and transfer of, or the exercise of any other rights with respect to, the Certificate or any interest therein, or any of the right, title or interest of Borse Dubai in respect of the Trust or this Trust Agreement, including, without limitation, the Securities Act and all other applicable securities laws, and the Exon-Florio amendment to the Defense Production Act of 1950, 50 U.S.C. Section 2158 et seq., as amended by Section 837(a) of the National Defense Authorization Act for Fiscal Year 1993 and the Foreign Investment and National Security Act of 2007, P.L. 110-49 and the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, the certificate of incorporation of Nasdaq as in effect from time to time, the rules subscribed to by Nasdaq, as an independent self regulatory organization, and available at http://nasdaq.complinet.com/nasdaq/display/index.html and the Nasdaq Stockholders Agreement, and, in the case of all right, title and interest of Borse Dubai or any other Certificateholder (whether now or in the future) in (x) any Certificate and (y) any certificate, instrument or other document evidencing or representing any Certificate and all other right, title and interest of Borse Dubai or any other Certificateholder in respect of the Trust or this Trust Agreement, the provisions hereof (all of the foregoing, collectively, the “Permitted Restrictions”).  Therefore, each Certificateholder agrees, by its acceptance of such Certificate that it shall not resell, pledge, or otherwise transfer the Certificate except (A) in the United States, to a Transferee that is a Qualified Institutional Buyer (as defined in rule 144A under the Securities Act) in a transaction not involving a public offering, exempt from registration under the Securities Act, or (B) pursuant to any other exemption from registration under the Securities Act provided that, in the case of any transfer, pursuant to this clause (B) the Transferee shall deliver to the Trustee such opinions of counsel and certificates as the Trustee shall reasonably require.

(f)            Prior to the registration of transfer, each Transferee shall execute and deliver to the Certificate Registrar and the Transferring Certificateholder a certificate, substantially in the form attached hereto as Exhibit C (the “Transferee Certificate”), which in part  acknowledges the continuing Borse Dubai Transfer Rights, and each Transferring Certificateholder, or its attorney-in-fact, shall execute and deliver to the Certificate Registrar and the Transferee a certificate, substantially in the form attached hereto as Exhibit D (the “Transferor Certificate”).  With respect to compliance with the requirements of this Section 4, the Certificate Registrar and Trustee may conclusively rely on the executed Transferee Certificate and Transferor Certificate.

(g)           The Transferee shall, and does hereby agree to, indemnify the Trust, the Trustee or the Certificate Registrar (the “Indemnified Parties”) against any liability that may result if the transfer is not in compliance with the Permitted Restrictions, in so far as they are applicable to the Transferee (other than their applicability due to the identity, nature, size or other attribute of the Transferring Certificateholder) and the Transferring Certificateholder shall, and does hereby agree to, indemnify the Indemnified Parties against any liability that may result if the transfer is not in compliance with the Permitted Restrictions, in so far as they are applicable to the Transferring Certificateholder (other than their applicability due to the identity, nature, size or other attribute of the Transferee) other than any liability resulting from the Trustee’s gross negligence or willful misconduct.

5.             Powers of the Trustee.

(a)           The Trustee shall have all the powers of administration of a trustee under the Statutory Trust Act including without prejudice to the foregoing:

(i)                                     power to employ attorneys at law, accountants, bankers, brokers, or other advisors or agents to advise them or transact any business reasonably required to be done in the execution of the Trust (including the receipt and payment of money);

(ii)                                  power to pay and discharge out of the Trust all and any expenses (of whatever nature) properly incurred in the performance of its duties;

(iii)                               power to issue Certificates; and

(iv)                              power to execute and deliver the Pledge Agreement, the Registration Rights Agreement, the Irrevocable Stock Power and any other document ancillary to this Trust Agreement, the Pledge Agreement, the Registration Rights Agreement or the Irrevocable Stock Power and to take any actions in connection with the performance by the Trust of its obligations thereunder or in connection with the enforcement by any counterparty thereto of any rights or remedies thereunder.

(b)           Every delegation of any of their powers made by the Trustee pursuant to any power in that behalf contained in this Trust Agreement shall be made subject to the condition that the person or persons exercising such delegated powers shall report each exercise thereof to the Trustee as and when so required by the Trustee.

(c)           Notwithstanding anything else in this Trust Agreement, the Trustee may not on behalf of the Trust:

(i)                                     purchase or otherwise acquire shares of Nasdaq common stock (other than pursuant to Sections 2(a), 2(b) 2(c) or 2(e) of this Trust Agreement); or

(ii)                                  accept contributions of shares of Nasdaq common stock from Borse Dubai (other than pursuant to Sections 2(a) and 2(b) of this Trust Agreement).

6.             Right to Receive Instructions.  In the event that the Trustee is unable to decide between alternative courses of action, or is unsure as to the application of any provision of this Trust Agreement or any related agreement, or such provision is ambiguous as to its application, or is, or appears to be, in conflict with any other applicable provision, or in the event that this Trust Agreement or any related agreement permits any determination by the Trustee or is silent or is incomplete as to the course of action which the Trustee is required to take with respect to a particular set of facts, the Trustee may give notice (in such form as shall be appropriate under the circumstances) to all Certificateholders, with a copy to Borse Dubai and Nasdaq, requesting instructions and, to the extent that the Trustee shall have acted or refrained from acting in good faith in accordance with any unanimous instructions received from all Certificateholders, the Trustee shall not be liable on account of such action or inaction to any individual, partnership, corporation, limited liability company, business trust, joint stock company, statutory or other trust, unincorporated association, joint venture, authority or other entity of whatever nature (“Person”).  If the Trustee shall not have received appropriate instructions within ten days of such notice (or within such shorter period of time as may be specified in such notice) the Trustee may, but shall be under no duty to, take or refrain from taking such action, not inconsistent with this Trust Agreement or the related agreements, as the Trustee shall deem to be in the best interests of the Trust, and the Trustee shall have no liability to any Person for such action or inaction.

7.             No Duties Except as Specified in this Trust Agreement or in Instructions.  The Trustee shall not have any duty or obligation to manage, make any payment in respect of, register, record, sell, dispose of or otherwise deal with the Trust Shares, prepare, execute or file any tax, qualification to do business or securities law filings or reports, which shall be prepared, filed and executed by or at the direction of all Certificateholders on behalf of the Trust, or to otherwise take or refrain from taking any action under, or in connection with, any document contemplated hereby to which the Trustee is a party, except as expressly provided by the terms of this Trust Agreement and no implied duties or obligations shall be read into this Trust Agreement against the Trustee, provided, however, that if the Trustee will not take such action, all Certificateholders may unanimously agree to take or cause such action on behalf of the Trust.  The Trustee nevertheless agrees that it will, at its own cost and expense, promptly take all action as may be necessary to discharge any liens on any part of the Trust Shares which result from claims against the Trustee personally that are not related to the ownership or the administration of the Trust Shares.

8.             Not Acting in Individual Capacity.  Except as expressly provided in the Trust Agreement, in accepting the trusts hereby created, the Trustee acts solely as trustee hereunder and not in its individual capacity, and all Persons having any claim against the Trustee by reason of the transactions contemplated by this Trust Agreement or any related agreements shall look only to the Trust Shares for payment or satisfaction thereof.

9.             Reliance; Advice of Counsel.

(a)           The Trustee shall incur no liability to anyone in acting upon any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond or other document or paper believed by it to be genuine and believed by it to be signed by the proper party or parties.  The Trustee may accept a certified copy of a resolution of the board of directors or other governing body of any corporate party as conclusive evidence that such resolution has been duly adopted by such body and that the same is in full force and effect.  As to any fact or matter the manner of ascertainment of which is not specifically prescribed herein, the Trustee may for all purposes hereof rely on a certificate, signed by the president or any vice president or by the treasurer or any assistant treasurer or the secretary or any assistant secretary of the relevant party, as to such fact or matter, and such certificate shall constitute full protection to the Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon.

(b)           In the exercise or administration of the trusts hereunder and in the performance of its duties and obligations under any of the related agreements, the Trustee (i) may act directly or, at the expense of the Trust, through agents or attorneys pursuant to agreements entered into with any of them, and the Trustee shall not be liable for the default or misconduct of such agents or attorneys if such agents or attorneys shall have been selected by the Trustee with reasonable care; and (ii) may, at the expense of the Trust, consult with counsel, accountants and other skilled persons to be selected with reasonable care and employed by it, and the Trustee shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the advice or opinion of any such counsel, accountants or other skilled persons.

10.          Indemnification.  Each Certificateholder agrees to indemnify and hold harmless the Trustee from and against all losses, liabilities, damages and expenses (including, without limitation, reasonable attorneys’ fees and expenses) that the Trustee may incur by reason of its acting as trustee under this Trust Agreement in respect of any event, circumstances or act occurring while a Certificate is held by such Certificateholder, pro rata based on such Certificateholder’s Percentage Interest, except to the extent such loss, liability, damage or expense arises from the gross negligence or willful misconduct of the Trustee as adjudicated by a court of competent jurisdiction.

11.          Fees.  The Trustee shall be entitled to charge such fees and expenses for acting as Trustee as shall from time to time be agreed upon with Borse Dubai by separate written agreement (the “Fee Agreement”), such fees and expenses to be payable as set forth therein.

12.          Resignation and Removal of the Trustee.  The Trustee, and any successor Trustee, may resign at any time as Trustee hereunder by giving at least 60 days’ prior written notice to Borse Dubai, all Certificateholders and Nasdaq.  Upon such resignation and the appointment of a successor Trustee, the obligations and duties of the resigning Trustee shall terminate.  Upon their receipt of notice of resignation from the Trustee, all Certificateholders and Nasdaq shall use reasonable efforts jointly to designate a successor Trustee, which successor Trustee shall be a nationally recognized financial institution, provided, however, that no successor Trustee shall be an affiliate of any Party hereto.  In the event that all Certificateholders and Nasdaq do not unanimously designate a successor Trustee within 60 days after the receipt of such notice, the Trustee so resigning may petition any court of competent jurisdiction for the appointment of a successor Trustee or other appropriate relief and any such resulting appointment shall be binding upon the Parties hereto.  The Trustee may be removed, with or without cause, by 10 days’ unanimous written notice to the Trustee jointly from all Certificateholders, Nasdaq and HSBC.  The Trustee or successor Trustee shall continue to act as

Trustee until a successor is appointed and qualified to act as Trustee in accordance with this Section.  Upon the appointment of a successor Trustee, such successor Trustee shall provide notice to HSBC of its appointment as Trustee.

13.          Accounts and Disclosure of Information.

(a)           Prior to the Termination Date, the Trustee shall keep proper books and records relating to the Trust, but shall not be obliged to produce any bank statements for the Trust (except upon the written request of the Majority Certificateholders).

(b)           Each of the Parties shall, and shall cause its affiliates to, keep confidential, disclose only to its affiliates and use only in connection with the transactions contemplated by this Trust Agreement all information and data obtained by them from the other Party or its affiliates relating to such other Party or the transactions contemplated hereby (other than information or data that (i) is or becomes available to the public other than as a result of a breach of this Section, (ii) was available on a non-confidential basis prior to its disclosure to or by one Party to another, or (iii) becomes available to one Party on a non-confidential basis from a source other than another Party, provided that such source is not known by the receiving Party, after reasonable inquiry, to be bound by a confidentiality agreement with either of the non-receiving Parties or their affiliates and is not otherwise prohibited from transmitting the information to the receiving Party by a contractual, legal or fiduciary obligation), unless disclosure of such information or data is required by applicable law or directed by a court of competent jurisdiction.  In the event that the transactions contemplated hereby are not consummated, each Party shall, and shall use its commercially reasonable efforts to cause its affiliates to, promptly return to the other Party or destroy all documents (including all copies thereof) containing any such information or data.

14.          Termination of Trust.

(a)           The Trust shall dissolve and the Trust Shares shall, subject to compliance with Section 3808(d) and (e) of the Statutory Trust Act, be distributed to the Certificateholders as set forth below (i) upon unanimous written notice to the Trustee from all Certificateholders (provided that, if Borse Dubai is a Certificateholder, such notice also states that Borse Dubai’s holding of shares in Nasdaq is less than the 19.99% Threshold and that such distribution of Trust Shares shall not cause Borse Dubai’s holding of shares in Nasdaq to be greater than the 19.99% Threshold and such notice is so certified by Nasdaq) or (ii) if earlier, and if Borse Dubai shall no longer be a Certificateholder, on the date on which the next payment of fees is due and payable to the Trustee under the Fee Agreement, unless the successor Certificateholder shall have entered into a replacement Fee Agreement and Borse Dubai’s obligations under the Fee Agreement shall have terminated.  Upon the dissolution of the Trust, after paying or making reasonable provision for the payment of all liabilities of the Trust in accordance with applicable law, the Trustee shall, on behalf of the Trust, distribute the remaining Trust Shares to the Certificateholders pro rata based on each Certificateholder’s Percentage Interest and file a certificate of cancellation with the Delaware Secretary of

State and, thereupon, the Trust shall terminate and this Trust Agreement (other than Sections 10 and 11) shall be of no further force or effect.

(b)           The bankruptcy or incapacity of Borse Dubai, any Certificateholder or Nasdaq shall not operate to terminate this Trust Agreement, nor entitle the entity’s legal representatives to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the Trust Shares, nor otherwise affect the rights, obligations and liabilities of the Parties hereto.

15.          Intent with Respect to Taxes.  It is the intent of the Parties that the Trust qualify as an “investment trust” for United States federal income tax purposes as defined in Treasury Regulation Section 301.7701-4(c).

16.          Construction and Enforcement.  This instrument shall be construed and enforced in a manner consistent with the declared intent of Borse Dubai, and as stated throughout this Trust Agreement.  Specifically, any provision herein and any provision of federal, state, or local law that would otherwise apply shall be void or waived (if possible) to the extent it is in conflict with the provisions of Section 15 herein.

17.          Notices. All notices, requests and other communications to any Party hereunder shall be in writing (including facsimile or similar writing) and shall be given to:

(a)           Nasdaq at:

The Nasdaq Stock Market, Inc.
One Liberty Plaza
New York, NY  10006
Attn:  Edward S. Knight, Esq.
Fax:   (301) 978-8471

with a copy to (which shall not constitute notice):

Skadden, Arps, Slate, Meagher & Flom LLP
Four Times Square
New York, NY  10036
Attn:  Eric J. Friedman, Esq.
Fax:   (917) 777-2204

(b)           Borse Dubai at:

Borse Dubai Limited
P.O. Box 506690
Level 7, Precinct Building 5, Gate District
Dubai International Financial Centre
Dubai, UAE
Attn:  Essa Kazim
Fax:   +971 (4) 331 4924

with a copy to (which shall not constitute notice):

Gibson, Dunn & Crutcher LLP
200 Park Avenue
New York, NY 10166
Attn:  David M. Wilf, Esq.
Fax:   (212) 351-6277

(c)           Trustee at:

Wells Fargo Delaware Trust Company

919 North Market Street

Suite 1600

Wilmington, DE 19801

Attn:  Corporate Trust Services / Borse Dubai Nasdaq Share Trust
Fax:  (302) 575-2006

with a copy to (which shall not constitute notice)

Richards, Layton & Finger, P.A.

One Rodney Square

920 King Street

Wilmington, DE 19801

Attn:  Tara J. Hoffner
Fax:  (302) 498-7708

(d)           HSBC at:

HSBC Bank plc

8 Canada Sqaure

London, E14 5HQ

Attn:  Corporate Trust and Loans Agency
Fax:  +44 20 7991 4348

or such other address or facsimile number as such Party or Nasdaq may hereinafter specify for the purpose of giving such notice to the Party or Nasdaq.  Each such notice, request or other communication shall be deemed to have been received (i) if given by facsimile, when such facsimile is transmitted to the Fax number specified pursuant to this Section 17 and confirmation of receipt is received or (ii) if given by any other means, when delivered at the address specified in this Section 17.

18.          No Waivers; Amendments.

(a)           No failure or delay on the part of any Party in exercising any right, power or privilege hereunder will operate as a waiver thereof, nor will any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

(b)           Any provision of this Trust Agreement may be amended or waived, and the Trust may be converted to another business entity, if, but only if, such amendment or waiver is in writing and signed by all Parties.

19.          Successors and Assigns.  All the terms and provisions of this Trust Agreement shall be binding upon and inure to the benefit of and be enforceable by the Parties and the successors and assigns of each Party, whether so expressed or not.  None of the Parties may assign any of its rights or obligations hereunder, in whole or in part, without the prior written consent of the other Parties, and any such assignment without such prior written consent shall be null and void; provided, however, that any assignment or transfer of a Certificate shall comply with the requirements of transfer in Section 4 and that no assignment shall limit the assignor’s obligations hereunder, provided further, however:

(a)           Borse Dubai or Nasdaq may assign their respective rights and/or obligations under this Trust Agreement, in whole or in part, to any of their respective subsidiaries without the prior consent of the other Party or the Trustee, provided still further, however, that such assignment shall only be valid for so long as such subsidiary remains a subsidiary of Borse Dubai or Nasdaq (as applicable); and

(b)           subject to the consent of the Trustee and the Trustee being satisfied as to due diligence and “know your client” enquiries, a Certificateholder may by written instrument with 60 days prior notice to Nasdaq (i) transfer any Certificate (as an entirety) and/or (ii) assign all or any of its rights, powers, duties and other obligations, functions or interests as a Certificateholder (collectively, the “Rights/Obligations”) hereunder to any other person or persons, in each case other than a Competitor (as defined in the Nasdaq Stockholders’ Agreement), provided, still further, however, that no such notice to Nasdaq shall be required in connection with the assignment by way of security of rights of Borse Dubai hereunder to HSBC pursuant to a pledge agreement to be entered into between Borse Dubai and HSBC (the “Borse Dubai Pledge”), in substantially the form attached as Exhibit I hereto,  in order to secure Borse Dubai’s obligations under the Facilities Agreement (as defined in the Borse Dubai Pledge) or in connection with the enforcement by HSBC of its rights and remedies under the Borse Dubai Pledge.  Upon such an assignment and/or transfer of a Certificate the assignee(s) and/or transferee(s) shall succeed to (i) ownership of the transferred Certificate and/or (ii) the assigned Rights/Obligations.

20.          Headings.  The headings in this Trust Agreement are for convenience of reference only and will not control or affect the meaning or construction of any provisions hereof.

21.          Severability.  The invalidity or unenforceability of any provision of this Trust Agreement in any jurisdiction will not affect the validity, legality or enforceability of the remainder of this Trust Agreement in such jurisdiction or the validity, legality or enforceability of this Trust Agreement, including any such provision, in any other jurisdiction, it being intended that all rights and obligations of the Parties hereunder will be enforceable to the fullest extent permitted by applicable law.

22.          Delaware Law.  The enforceability and validity of this Trust Agreement, the construction of its terms and the interpretation of the rights and duties of the Parties shall be governed by the laws of the State of Delaware, without regard to conflict of law principles thereof that would mandate the application of laws of another jurisdiction.

23.          Counterparts; Effectiveness.  This Trust Agreement may be executed in any number of counterparts (including by facsimile), each of which will be an original with the same effect as if the signatures thereto and hereto were upon the same instrument.  This Trust Agreement shall become effective when each Party shall have received counterparts hereof signed by all of the other Parties.

24.          Survival.  The provisions of Sections 10 and 11 shall remain in effect, and shall survive, any termination of this Trust Agreement or the Trust.

25.          Jurisdiction; Service of Process.  Each of the Parties unconditionally and irrevocably agrees to submit to the jurisdiction of the state and federal courts located in New York, New York for any  claim, suit, action or legal, administrative, arbitration or other alternative dispute resolution proceeding or investigation (“Proceeding”) seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Trust Agreement or the transactions contemplated hereby and hereby irrevocably waives, to the fullest extent permitted by applicable law, and agrees not to assert any objection, whether as a defense or otherwise, which such Party may now or hereafter have to the laying of the venue of any such suit, action or Proceeding in any such court or that any such suit, action or Proceeding which is brought in any such court has been brought in an inconvenient forum or that such suit, action or Proceeding may not be brought or is not maintainable in such courts or that the venue thereof may not be appropriate or that this Trust Agreement may not be enforced by in or by such courts.  Each Party agrees that a final judgment in any such suit, action or Proceeding shall be conclusive and may be enforced in any other jurisdiction in which a Party may be found or may have assets by suit on the judgment or in any other manner provided by applicable law and agrees to the fullest extent permitted by law to consent to the enforcement of any such judgment and not to oppose such enforcement or to seek review on the merits of any such judgment in any such jurisdiction.

(a)           Each of the Parties hereby irrevocably consent to the service of process outside the territorial jurisdiction of such courts in any suit, Proceeding or action by giving copies thereof by hand-delivery of air courier to the address of such Party specified in Section 17 and such service of process shall be deemed effective service of process on such Party.  However, the foregoing shall not limit the right of any Party to effect service of process on the other Parties by any other legally available method.

(b)           To the extent that any Party hereto (including assignees of any Party’s rights or obligations under this Trust Agreement) may be entitled, in any jurisdiction, to claim for itself or its revenues, assets or properties, sovereign immunity from service of process, from suit, from the jurisdiction of any court or arbitral tribunal, from attachment prior to judgment, from attachment in aid of execution or enforcement of a judgment (interlocutory or final), or from any other legal process, and to the extent that, in any such jurisdiction there may be attributed such a sovereign immunity (whether claimed or not), each Party hereto hereby irrevocably agrees not to claim, and hereby irrevocably waives to the fullest extent permitted by law, such sovereign immunity.

26.          Waiver of Jury Trial.  EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS TRUST AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

(Remainder of document intentionally left blank.  Signature page to follow.)

IN WITNESS WHEREOF, the parties have duly executed this Trust Agreement as of the date first written above.

WELLS FARGO DELAWARE TRUST COMPANY

By:	/s/ Tracy M. McLamb
Name: Tracy M. McLamb
Title: Vice President

BORSE DUBAI LIMITED

By:	/s/ Soud Ba’Alawi
Name: Soud Ba’Alawi
Title: Vice Chairman

By:	/s/ Essa Kazim
Name: Essa Kazim
Title: Chairman

THE NASDAQ STOCK MARKET, INC.

By:	/s/ Edward S. Knight
Name: Edward S. Knight
Title: Executive Vice President and General Counsel

Trust Agreement Signature Page

Exhibit A

CERTIFICATE OF TRUST OF BORSE DUBAI NASDAQ SHARE TRUST

See attached.

A-1

CERTIFICATE OF TRUST
OF
BORSE DUBAI NASDAQ SHARE TRUST

THIS Certificate of Trust of Borse Dubai Nasdaq Share Trust (the “Trust”), is being duly executed and filed by the undersigned, as trustee, to form a statutory trust under the Delaware Statutory Trust Act (12 Del. Code, § 3801 et seq.) (the “Act”).

Name.  The name of the statutory trust formed hereby is Borse Dubai Nasdaq Share Trust.

Delaware Trustee.  The name and business address of the trustee of the Trust in the State of Delaware are Wells Fargo Delaware Trust Company, 919 North Market Street, Suite 1600, Wilmington, Delaware 19801, Attention: Corporate Trust Services.

Effective Date.  This Certificate of Trust shall be effective upon filing.

IN WITNESS WHEREOF, the undersigned, being the sole trustee of the Trust, has duly executed this Certificate of Trust in accordance with Section 3811(a) of the Act.

WELLS FARGO DELAWARE TRUST COMPANY, not in its individual capacity but solely as Trustee

By:
Name:
Title:

Exhibit B

THIS CERTIFICATE IS A RESTRICTED SECURITY WITHIN THE MEANING OF RULE 144 UNDER THE U.S. SECURITIES ACT OF 1933 AND MAY NOT BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT AS PROVIDED IN THE TRUST AGREEMENT AND TRANSFER HEREOF, OR OF ANY INTEREST HEREIN, IS SUBJECT TO COMPLIANCE WITH THE PROVISIONS OF THE TRUST AGREEMENT.

[FORM OF OWNER CERTIFICATE NO.     ]

(This Certificate does not represent an interest in or obligation of  Wells Fargo Delaware Trust Company, Borse Dubai Limited or The Nasdaq Stock Market or any of their affiliates.)

THIS CERTIFIES THAT                          (the “Owner”) is the registered beneficial owner of the Borse Dubai Nasdaq Share Trust (the “Trust”).

The Trust was created pursuant to (i) the filing of the Certificate of Trust with the Secretary of State of the State of Delaware and (ii) the Trust Agreement (the “Trust Agreement”), dated as of February 21, 2008, among Borse Dubai Limited, a company registered in the Dubai International Financial Centre in Dubai with company number CL0447 (together with its successors and permitted assigns, “Borse Dubai”), Wells Fargo Delaware Trust Company (the “Trustee”) and The Nasdaq Stock Market, Inc., a Delaware corporation (together with its successors, “Nasdaq”).  To the extent not otherwise defined herein, the capitalized terms used herein have the meanings assigned to them in the Trust Agreement.

This Certificate is the duly authorized Certificate evidencing       % of the beneficial ownership interests in the Trust (herein called the “Certificate”).  This Certificate is issued under and is subject to the terms, provisions and conditions of the Trust Agreement, to which Trust Agreement the Owner by virtue of the acceptance hereof assents and by which the Owner is bound.  This Certificate shall be treated as, and shall constitute, a “security” for purposes of Article 8-102(a)(15) of the Uniform Commercial Code as in effect in the State of Delaware.

Unless the certificate of authentication hereon shall have been executed by an authorized officer of the Trustee, by manual signature, this Certificate shall not entitle the holder hereof to any benefit under the Trust Agreement or any Transaction Document or be valid for any purpose.

THIS CERTIFICATE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS AND THE OBLIGATIONS, RIGHTS, AND REMEDIES OF THE OWNER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

B-1

IN WITNESS WHEREOF, the Trustee, on behalf of the Trust and not in its individual capacity, has caused this Certificate to be duly executed.

BORSE DUBAI NASDAQ SHARE TRUST

	By:	Wells Fargo Delaware Trust Company,
not in its individual capacity but solely
as Trustee

Dated: , 20	By:
Name:
Title:

CERTIFICATE OF AUTHENTICATION

This is the Certificate referred to in the within-mentioned Trust Agreement.

Wells Fargo Delaware Trust Company, not in its individual capacity but solely as Trustee		or	Wells Fargo Delaware Trust Company, not in its individual capacity but solely as Trustee

By:
Authenticating Agent

By:			By:
	Authorized Signatory			Authorized Signatory

Borse Dubai Nasdaq Share Trust Owner Certificate No. ☐ Signature Page

Exhibit C

[FORM OF TRANSFEREE CERTIFICATE]

[DATE]

Certificate Registrar

Wells Fargo Delaware Trust Company

919 North Market Street

Suite 1600

Wilmington, Delaware 19801

Attention:  Corporate Trust Services

Re:          Transfer of Owner Certificate No.      of

Borse Dubai Nasdaq Share Trust (the “Trust”)

Reference is hereby made to the Trust Agreement of Borse Dubai Nasdaq Share Trust, dated as of February 21, 2008 (the “Trust Agreement”), among Borse Dubai Limited, a company registered in the Dubai International Financial Centre in Dubai with company number CL0447, Wells Fargo Delaware Trust Company, as trustee, and The Nasdaq Stock Market, Inc., a Delaware corporation.  Capitalized terms used herein and not otherwise defined shall have the meanings assigned such terms in the Trust Agreement.

In connection with the transfer to the undersigned Transferee of the Owner Certificate No.     , the Transferee does hereby certify that:

1.               Each of the Permitted Restrictions and the requirements of Section 19(b), in so far as they are applicable to the Transferee (other than their applicability due to the identity, nature, size or other attribute of the Transferring Certificateholder) have been complied with.

2.               The Transferee agrees to be bound by the rights and obligations of a Certificateholder as set forth in the Trust Agreement and acknowledges the unilateral right granted to Borse Dubai, pursuant to its obligations under Section 2.3(c) of the Nasdaq Stockholders’ Agreement, to direct the Trustee to sell the Trust Shares, on behalf of the Trust, whether or not it then owns any beneficial ownership interest in the Trust and irrespective of its percentage ownership of beneficial ownership interest in the Trust, if any, as set forth in Section 3(c) of the Trust Agreement.

This certificate and the statements contained herein are made for your benefit and the benefit of the Trust.

[Name of Transferee]

By:
Name:
Title:

C-1

Exhibit D

[FORM OF TRANSFEROR CERTIFICATE]

[DATE]

Certificate Registrar

Wells Fargo Delaware Trust Company

919 North Market Street

Suite 1600

Wilmington, Delaware 19801

Attention:  Corporate Trust Services

Re:          Transfer of Owner Certificate No.      of

Borse Dubai Nasdaq Share Trust (the “Trust”)

Reference is hereby made to the Trust Agreement of Borse Dubai Nasdaq Share Trust, dated as of February 21, 2008 (the “Trust Agreement”), among Borse Dubai Limited, a company registered in the Dubai International Financial Centre in Dubai with company number CL0447, Wells Fargo Delaware Trust Company, as trustee, and The Nasdaq Stock Market, Inc., a Delaware corporation.  Capitalized terms used herein and not otherwise defined shall have the meanings assigned such terms in the Trust Agreement.

In connection with the transfer from the undersigned Transferring Certificateholder of the Owner Certificate No.     , the Transferring Certificateholder does hereby certify that:

1.               Each of the Permitted Restrictions, in so far as they are applicable to the Transferring Certificateholder (other than their applicability due to the identity, nature, size or other attribute of the Transferee) have been complied with.

This certificate and the statements contained herein are made for your benefit and the benefit of the Trust.

[Name of Transferring Certificateholder]

By:
Name:
Title:

D-1

Exhibit E

FORM OF NASDAQ STOCKHOLDERS’ AGREEMENT

See attached.

E-1

Exhibit F

FORM OF PLEDGE AGREEMENT

See attached.

F-1

Exhibit G

FORM OF REGISTRATION RIGHTS AGREEMENT

See attached.

G-1

Exhibit H

[FORM OF IRREVOCABLE STOCK POWER]

FOR VALUE RECEIVED, the undersigned, on behalf of Borse Dubai Nasdaq Share Trust, a Delaware statutory trust (“Assignor”), does hereby assign and transfer unto                                        (the “Assignee”),                                                                    shares of the Common Stock, par value $0.01 per share, of The Nasdaq Stock Market, Inc., a Delaware corporation (the “Corporation”), represented by Certificate No.                                standing in the name of Assignor on the books of said Corporation.

The undersigned, on behalf of Assignor, does hereby irrevocably constitute and appoint                                                                                            as the attorney in fact to transfer said stock on the books of the Corporation, with full power of substitution in the premises.

Dated: As of               , 20

BORSE DUBAI NASDAQ SHARE TRUST

By:	Wells Fargo Delaware Trust Company,
not in its individual capacity but solely as Trustee

By:
Name:
Title:

H-1

Exhibit I

FORM OF BORSE DUBAI PLEDGE AGREEMENT

See attached.

I-1